Exhibit 10.2

Form of Amendment

September 8, 2005	Ariel Amir Executive Vice President and Chief Legal and Administrative Officer Direct Line: 949.862.3016 FAX: 949.862.1323 ariela@autobytel.com

[Name]

[Address]

Dear                     ,

This letter hereby confirms that the following stock option agreements, as may have been amended prior to the date hereof (the “Option Agreements”), are hereby further amended to extend to three (3) years the period during which the options covered thereby may be exercised following the termination of your service (“Service”) as a member of the Board of Directors of Autobytel Inc. (the “Company”) for any reason other than for Cause (as defined below), but in no event after the tenth anniversary of the grant date set forth in the respective Option Agreements:

1.	;
2.	;
3.	;
4.	;
and
5.	.

As used herein, the term “for Cause” shall refer to the termination of your Service as a result of any one or more of the following: (i) any conviction of, or pleading of nolo contendre, by you for any crime or felony; (ii) your gross willful misconduct which has a materially injurious effect on the business or reputation of the Company; (iii) your gross dishonesty which has a materially injurious effect on the business or reputation of the Company; or (iv) a material failure to consistently discharge your duties as director under Delaware law which failure continues for thirty (30) days following written notice from the Company detailing the area or areas of such failure other than such failure resulting from your disability. For purposes hereof, no act or failure to act, on your part, shall be considered “willful” if it is done, or omitted to be done, by you in good faith or with reasonable belief that your action or omission was in the best interest of the Company. You shall have the opportunity to cure any such acts or omissions (other than item (i) above) within thirty (30) days of your receipt of notice from the Company finding that, in the good faith opinion of the Company, you are guilty of acts or omissions constituting “Cause”.

Except as expressly amended herein, all of the terms and conditions set forth in the Option Agreements are hereby ratified and confirmed, and the Option Agreements, as so amended herein, shall remain in full force and effect.

Please evidence your agreement with the foregoing by signing below and returning a copy to me.

Very truly yours, Autobytel Inc.

Ariel Amir Executive Vice President and Chief Legal and Administrative Officer

Accepted and agreed to this th day of September 2005: